Press Release                               405 Lancaster Avenue
                                     Greer, South Carolina 29650
                                                  (864) 879-1000


Contact:  Fred T. Grant, Jr.               For Immediate Release
          Senior Vice President - Finance           October 5,
2006



RYAN'S ANNOUNCES RECEIPT OF SHAREHOLDER APPROVAL FOR MERGER WITH
BUFFETS
                     ______________________

GREER, SOUTH CAROLINA -- Ryan's Restaurant Group, Inc. (NASDAQ:RYAN) reported that its shareholders have approved the proposed acquisition of the company by Buffets, Inc. Upon the closing of the transaction, Ryan's shareholders will receive $16.25 per share in cash. Completion of the transaction is expected to occur in the fourth calendar quarter, most likely in late October or early November, subject to the receipt of financing and the satisfaction of customary closing conditions.

At October 5, 2006, the Company owned and operated 333 restaurants.

Certain matters discussed in this press release are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risks, including, but not limited to, the ability of Buffets and Ryan's to satisfy conditions to and complete the merger transaction within certain timeframes, and other risks described from time to time in the Company's reports filed with the SEC.